FEDERAL FFELP ORIGINATION AND SERVICING AGREEMENT

THIS AGREEMENT is made and entered into as of June 1, 2006 by and between CLC Servicing, a California corporation, having its principal office in St. Paul, Minnesota (“SERVICER”) and College Loan Corporation, a California corporation, having its principal office in San Diego, California (“LENDER”).

A.           SERVICER has developed a computerized origination, billing, record keeping, accounting, reporting and loan management service designated as the “Student Loan Processing Service” (the “Service”).

B.           LENDER desires SERVICER to manage its Federal Stafford, Federal PLUS and Federal Consolidation loans through the use of the Service.

Now, therefore, SERVICER and LENDER hereby agree as follows:

1. SERVICER Obligations.

A.           SERVICER shall service LENDER’S and its affiliates’, Federal Stafford (SSL), Federal PLUS and Federal Consolidation loan accounts as provided herein, and any similar student loan Accounts as may be mutually agreed upon, originated under the Act (as defined below). For the purposes of this Agreement, an “Account” shall mean one or more loans having the same holder, borrower (and student in the case of a Federal PLUS loan), loan program, maturity date and repayment terms. Stafford loans, whether subsidized or unsubsidized, shall be considered to have been made under the same loan program.

B.           SERVICER shall perform all services and duties customary to the servicing of student loans in accordance with generally established procedures and industry standards and practices or as required under the Act, including specifically the services and duties specified in the Exhibits attached to this Agreement. Such services and duties shall be performed with respect to each Account until such Account is paid in full (whether by the borrower or through the payment of Guarantee benefits or otherwise) or de-converted from SERVICER’S servicing system in accordance with this Agreement, or this Agreement is otherwise terminated in accordance with its terms. All exhibits hereto are incorporated herein by reference.

C.           SERVICER shall use reasonable care, in accordance with customary and usual standards of practice of loan servicers of similar loans, to perform its services and duties hereunder in material compliance with, and as required by, (i) the Act, (ii) the applicable Guarantor Regulations, (iii) the applicable Contract of Insurance or Guarantee, and (iv) any other laws and regulations governing the servicing of the Accounts. The foregoing requirements and the terms of this Agreement shall determine the general scope of services hereunder. For purposes of this Agreement, the “Act” means Part B of Title IV of the Higher Education Act of 1965, as amended from time to time, and the rules and regulations of the U.S. Department of Education or any successor thereto (the “Department”) promulgated thereunder, as amended from time to time. “Guarantor Regulations” means any manual of policies and procedures to be followed under the guarantee program operated by the applicable guarantor of the loans involved (the “Guarantor”), as well as all supplements, amendments, bulletins and updates, and all other written or unwritten policies, procedures, rules and regulations promulgated or adopted, formally or informally, by such Guarantor relating to its guarantee program or the administration, interpretations, claims review or enforcement policies, procedures and practices thereunder, as the same are reasonably interpreted and understood by SERVICER from time to time.

D.           Within a reasonable period after delivery of the loan files to SERVICER (generally within 3 days unless otherwise expressly agreed), SERVICER shall (i) establish and maintain records received by SERVICER with respect to each Account and complete records of SERVICER’S servicing of the Account from the date such servicing commenced, (ii) maintain possession of original promissory notes, loan applications and other required supplements that it receives from LENDER, stored in a fire-safe, secure vault facility located at Iron Mountain, 5455 Kearny Villa Road, San Diego, California 92123 if in paper form, (iii) otherwise commence servicing the Accounts relating to such loan documents, and (iv) microfilm or otherwise reproduce the promissory notes, loan applications, maintain proof of disbursement for each loan, and other required supplements and cause such reproductions to be stored at Iron Mountain, 5455 Kearny Villa Road, San Diego, California 92123 or any equivalent facility.

E.            If requested in writing by LENDER, for any loans not originated by SERVICER for LENDER hereunder, SERVICER shall make a Full Note Examination or an Abbreviated Note Examination of the original promissory note and other loan documentation for each Account following receipt by SERVICER for servicing as requested by LENDER on Exhibit C (Note Examination Election). Following such initial election, LENDER may from time to time with SERVICER’S consent, which consent shall not be unreasonably withheld, select a different loan examination option for a particular set of loans or for all subsequent loans by making a new election with respect thereto or by other appropriate written notice to SERVICER.

F.            By undertaking the loan examination and other duties provided above, SERVICER assumes no responsibility for the origination, disbursement, documentation or prior servicing of any loan (except to the extent that SERVICER performed or was obligated to perform any of these services hereunder), it being understood and agreed that the originator and/or prior servicer shall be responsible for all aspects of each loan prior to the date on which SERVICER is required to commence servicing of such loan hereunder. SERVICER shall not be liable in the overall conduct of the loan examination for the entire portfolio being purchased by LENDER for failure, despite its reasonable efforts, to detect any prior defect or note any exception during the loan examination process. In the event of any such defect or exception, LENDER shall exhaust all recourse and remedies against the original lender, prior servicer, or other responsible parties before asserting any claim against SERVICER related thereto. The microfilm or other reproduction of each borrower file made by SERVICER following delivery to SERVICER for servicing shall be prima facie evidence of the record of loan documentation received and reviewed by SERVICER.

G.           SERVICER shall provide cure services for loans that are unguaranteed due to non-SERVICER errors, as provided in Exhibit D (Blanket Cure Terms).

H.           If SERVICER reasonably determines that any Account has been rejected by a Guarantor and cannot, or is not to be cured hereunder, LENDER is responsible for providing direction to SERVICER upon SERVICER’S written request for the disposition of such Account, which shall remain on SERVICER’S servicing system pending such direction from LENDER. If LENDER instructs SERVICER to de-convert any Accounts, SERVICER shall promptly provide the following de-conversion services:

SERVICER will purchase any loan which has been rejected by a guarantor due to any error in the origination or servicing of that loan, at a purchase price equal to par plus accrued interest thereon. Any files related to Accounts to be returned to LENDER shall be assembled in substantially the manner in which they were received by SERVICER, including any pertinent documents or information received or created by SERVICER during its servicing;

The files related to such Accounts shall be properly deposited in the U.S. Mail as certified or registered mail addressed to LENDER unless otherwise agreed by LENDER and SERVICER. SERVICER shall not be liable for any losses, costs or damages incurred by LENDER if files are lost after being properly deposited in the U.S. Mail. If so instructed by LENDER at any time, SERVICER shall procure at LENDER’S expense such available insurance coverage as LENDER may desire with respect to such shipments;

A transmittal shall be provided by SERVICER to LENDER listing each Account and certain other mutually-agreeable Account information; and Each Account record shall be removed from the SERVICER servicing system.

De-conversion and file preparation and shipping fees as agreed to from time to time between SERVICER and LENDER shall apply to and shall be payable concurrently with any de-conversion of rejected Accounts as provided above, as well as any de-conversion of Accounts following any expiration or termination of this Agreement, or any other removal of Accounts from this Agreement; provided, however, that no such fees shall be charged for any de-conversion of Accounts upon termination of this Agreement pursuant to Section 5.A. (upon SERVICER breach), Section 5.C. (except for reimbursement of reasonable shipping charges as provided therein) or if such Account has been rejected due to SERVICER error in origination or servicing.

I.             If any of the Accounts are guaranteed by a Guarantor which permits electronic interface, expedited, express claims filing or review processing SERVICER may participate therein on LENDER’S behalf. In such event, SERVICER is hereby authorized to enter into any participation agreement or similar documentation required by such Guarantor on LENDER’S behalf as its agent in order to participate therein.

J.             In originating Consolidation Loans hereunder, SERVICER shall meet the servicing goals as set forth on Attachment 1 to Exhibit A (Consolidation Loan Origination Servicing Goals).

K.           The terms and conditions of this Agreement shall be considered confidential. All materials, procedures, written instruments, files and records developed by either party specifically pursuant to this Agreement are and shall be treated as proprietary in nature. Each party to this Agreement has developed or may develop materials, procedures, written instruments, files, or records, which may be similar to those involved in this Agreement. Neither party to this Agreement shall have or acquire any proprietary or any other right whatsoever, unless required by law or other agreement, in any such materials, procedures, written instruments, files, or records developed by the other party. Neither party to this Agreement may benefit from, deal in, sell, license, publish, use, or otherwise exploit for any purpose those materials, procedures, written instruments, files, or records developed by the other party except as expressly provided in this Agreement. This Agreement shall not in any way restrict the right of each party, for its own exclusive benefit, to deal in, sell, license, publish, use, or otherwise exploit for all purposes those materials, procedures, written instruments, files, or records developed by it. SERVICER agrees that in performing its obligations under this Agreement, SERVICER shall comply with all reuse, redisclosure, or other customer information handling, processing, security, and protection requirements that are specifically required of a non-affiliated third party who receives a financial institution’s consumer or customer information, under the regulations implementing Title V of the Gramm-Leach-Bliley Act, Public Law 106-102 (the “GLB Privacy Regulations”), and other applicable federal consumer privacy acts, rules, and regulations. Without limiting the foregoing, SERVICER agrees (i) that it is prohibited from disclosing or using any “nonpublic personal information” (as defined in the GLB Privacy Regulations) disclosed or provided by the LENDER or on the LENDER’s behalf to the SERVICER, except solely to carry out the purposes for which it was disclosed, including use under an exception contained in 12 CFR sections 40.14 or 40.15 or 16 CFR sections 313.14 or 313.15, as applicable, of the GLB Regulations in the ordinary course of business to carry out those purposes and (ii) that it has and will maintain in place information security policies and procedures for protection such customer information that are designed to meet the objectives set forth in the “Interagency Guidelines Establishing Standards for Safeguarding Customer Information” that are part of the GLB Privacy Regulations.

L.           The SERVICER shall not resign from the obligations and duties hereby imposed on it as SERVICER under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of SERVICER shall be communicated to the LENDER at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an opinion of counsel to such effect delivered to the LENDER concurrently with or promptly after such notice. No such resignation shall become effective until a successor sub-servicer shall have assumed the responsibilities and obligations of the SERVICER.

M.          If any one of the following events (a “SERVICER Default”) shall occur and be continuing:

(i)

any failure by the SERVICER to deliver to an account, as specified in Section 3 herein, any payment required by this Agreement which continues unremedied for two business days after written notice of such failure is received by the SERVICER from the LENDER or the Trustee (as defined below), or after discovery of such failure by an officer of the SERVICER;

(ii)

any failure by the SERVICER duly to observe or to perform in any material respect any other covenants or agreements of the SERVICER set forth in this Agreement, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the SERVICER by the LENDER or the Trustee (as defined below);

(iii)	the termination of this Agreement due to a breach hereunder by the SERVICER; or
(iv)

(a) the institution and continuation of a proceeding or the filing of a petition under the Bankruptcy Code or otherwise against the SERVICER seeking the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the SERVICER or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the SERVICER or for any substantial part of its property, or ordering the winding-up or liquidation of the SERVICER’s affairs, and such proceeding or petition, decree or order shall remain unstayed or undismissed for a period of 60 consecutive days or an order or decree for the requested relief is earlier entered or issued; or (b) the commencement and continuation by the SERVICER of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the SERVICER to the entry of an order for relief in an involuntary case under any such law, or the consent by the SERVICER to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for the SERVICER or for any substantial part of its property, or the making by the SERVICER of any general assignment for the benefit of creditors, or the failure by the SERVICER generally to pay its debts as such debts become due, or the taking and continuation of action by the SERVICER in furtherance of any of the foregoing.

2. LENDER Obligations.

A.           LENDER shall promptly transmit, within three (3) business days, or cause to be transmitted to SERVICER any material written communications it receives at any time with respect to any borrower’s Account, including but not limited to letters, notices of death or disability, adjudications of bankruptcy and like documents, and forms requesting deferment of repayment or loan cancellations. SERVICER will have no liability for reliance upon information that would have been corrected by timely transmittal to it of any such written communication, and shall not bear any related servicing or other costs which reasonably could have been avoided thereby.

B.           LENDER shall examine all reports submitted to it by SERVICER promptly upon receipt and promptly notify SERVICER of any discovered errors.

C.           LENDER shall be responsible for assuring that the form documents to be used in the origination of the Accounts are in compliance with all applicable federal, state and local laws and regulations, including without limitation any consumer loan laws or disclosure requirements applicable thereto, and shall defend, indemnify and hold SERVICER harmless from any violation or non-compliance with any of the foregoing.

3. Banking.

A.           SERVICER shall establish, or cause to be established, disbursement bank accounts for loan origination. Such bank account shall be in a bank designated by SERVICER which is reasonably acceptable to LENDER. Funding of said account shall be by wire transfer on a schedule which complements the mutually agreed upon disbursement schedule. Based on a written funding request to be delivered by SERVICER, LENDER shall initiate transfer of funds to a SERVICER-designated bank account at least one day prior to funding. The parties acknowledge and agree that in keeping with customary industry practice, the funding of Consolidation Loans may occur hereunder prior to obtaining the guarantee on such loan from the applicable Guarantor and SERVICER shall not be liable to LENDER for any subsequent failure or inability to obtain or collect any guarantee on a Consolidation Loan except and only to the extent such failure or inability is directly and primarily due to SERVICER’S negligence or willful misconduct.

B.           All borrower and other remittances shall be deposited to a SERVICER account at a remittance banking/lock box facility at a bank selected by SERVICER which is reasonably acceptable to LENDER, with all earnings on such account being retained by SERVICER. Such remittances shall be promptly processed and posted to borrower Accounts and the associated funds shall be transferred to LENDER by ACH or wire transfer within two (2) business days.

4. Charges.

A.           LENDER shall pay SERVICER for services rendered in the prior month according to the schedule of fees agreed to from time to time between SERVICER and LENDER, within thirty (30) days after receipt of an invoice sent by SERVICER to LENDER. Payments become delinquent if not received by SERVICER within thirty (30) days from the invoice date, or thirty (30) days from the date of receipt, whichever is later, and thereafter shall incur a late charge of ten percent (10%) per annum of the outstanding amount due.

B.           In addition to any other servicing fees or expense reimbursements to which SERVICER shall be entitled under this Agreement, LENDER agrees to reimburse SERVICER for (i) any sales or use taxes or similar taxes now or hereafter imposed upon any goods or services provided by or activities of SERVICER hereunder, and (ii) any expenses which SERVICER incurs as a result of any additional work required due to any transfer of the guarantee on serviced loans to a new or successor Guarantor, or any Guarantor error, or any testing, reconciliation or remediation project or other non-routine activity required by the particular needs of Guarantor or LENDER or resulting from third party errors.

C.           In the event of any good faith dispute by LENDER regarding any amount billed by SERVICER, LENDER may by written notice to SERVICER detailing the grounds for the dispute withhold payment of such disputed amount for a reasonable period pending resolution of the dispute, but shall pay the undisputed portion billed when and as due. If the dispute has not been mutually resolved within sixty (60) days after the date initially due, LENDER shall deposit the withheld amount into an independent escrow reasonably satisfactory to SERVICER pending mutual agreement or court decision regarding proper disposition of such funds. Failure of LENDER to pay the undisputed portion of a billing or to place any disputed amount in escrow as provided above shall constitute a default hereunder. SERVICER shall have the right to offset any amounts due from SERVICER to LENDER against the servicing fees or other amounts due SERVICER hereunder.

5. Term and Termination.

A.           Unless this Agreement is terminated as set forth in this Section 5, this Agreement shall last until payment in full of the last student loan being serviced hereunder. Either party may terminate this Agreement before its expiration upon a material breach by the other party, if such breach has not been cured within thirty (30) days after written notice of such material breach has been sent to the other party, which written notice shall specify in reasonable detail the alleged breach and reference this provision. SERVICER shall cooperate and facilitate the transfer of Accounts to successor loan servicer regardless of reason for termination.

B.           In the event of changes in the Higher Education Act, Guarantor Regulations, or other current or future law, regulation or other requirement applicable to the serviced loans, including without limitation, any changes in any interpretation, claims review or enforcement policies, procedures or practices with respect thereto (and including, without limitation, implementation or enforcement of third-party servicer regulations promulgated by the Department), which in SERVICER’S reasonable determination expose SERVICER to materially increased risk of liability to the Secretary of Education, LENDER or any other party, impose materially increased duties or obligations upon SERVICER, cause SERVICER to incur materially additional expense, or materially restrict or derogate from SERVICER’S indemnification rights or liability limitations under this Agreement, SERVICER shall have the right, at its option, to (i) terminate this Agreement upon 180 days’ prior written notice to LENDER, or (ii) propose to LENDER an amendment to this Agreement which in SERVICER’S reasonable judgment appropriately addresses the increased risk, duties or obligations (which may include an adjustment to SERVICER’S fees and/or expense reimbursements), and if the parties are unable to agree upon such amendment within thirty (30) days after the same is submitted to LENDER, SERVICER shall be entitled to terminate this Agreement upon 180 days’ prior written notice to LENDER. SERVICER shall not be entitled to charge any de-conversion fees hereunder in connection with the de-conversion of LENDER’S loans from SERVICER’S system following any termination by SERVICER under this Section 5.B, but SERVICER shall be entitled to receive reimbursement of its reasonable file preparation and shipping costs.

C.           In the event that SERVICER announces or actually commences a wind-down of its servicing activities for the purpose of exiting the student loan servicing business, LENDER shall have the right, at its option, to terminate this Agreement upon 30 days’ prior written notice to SERVICER. In such event SERVICER shall not be entitled to charge any de-conversion fees hereunder in connection with the de-conversion of LENDER’S loans from SERVICER’S system following any termination by SERVICER under this Section 5.C, but SERVICER shall be entitled to receive reimbursement of its reasonable file preparation and shipping costs.

D.           Upon receipt by the SERVICER of notice of termination or the resignation by the SERVICER in accordance with the terms of this Agreement, the SERVICER shall continue to perform its functions as SERVICER under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 120 days from the delivery to the LENDER of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the SERVICER shall become unable to act as SERVICER as specified in the notice of resignation and accompanying opinion of counsel. In the event of the termination hereunder of the SERVICER, the LENDER shall appoint a successor sub-servicer.

6. Examination of Records.

LENDER or its agent shall have the right, at reasonable hours and under reasonable circumstances on a mutually-agreeable schedule, to examine all LENDER’S assigned student loan records and material serviced by SERVICER that it deems necessary to determine compliance with this Agreement, the HEA, applicable laws, financing agreements or due diligence. SERVICER shall submit to like examination by any governmental agency or authority having supervisory jurisdiction over LENDER.

7. Exclusion of Warranties and Limitations of SERVICER’S Liability.

A.           SERVICER shall be entitled to reasonably rely upon any information or data supplied to it by LENDER, any party on LENDER’S behalf, or any third party normally relied upon by servicers in the student loan industry, and shall have no liability for any error or loss caused by such information or data being incomplete or inaccurate. SERVICER shall not be responsible for reviewing and verifying the compliance of forms and processes prescribed by the Secretary or Guarantor with applicable state and federal laws and regulations, and SERVICER shall be fully entitled to rely upon and use such materials and processes, unless notified to the contrary by LENDER, and shall have no liability for any damages or loss resulting from such use absent such notice.

B.           SERVICER shall use due care and diligence in performing its services in a timely manner consistent with the applicable student loan program as reasonably interpreted and understood by SERVICER. SERVICER hereby excludes and disclaims any and all other warranties with respect to its services under this Agreement, and no employee, agent or representative of SERVICER has the authority to bind SERVICER to any other oral or written representation or warranty. LENDER will review all processing output, reports and other information provided to it by SERVICER and will use due care and diligence to detect and notify SERVICER of any errors therein which LENDER discovers. Upon prompt notification to or discovery by SERVICER of any processing error or data inaccuracy, SERVICER shall re-perform any processing to the extent necessary and notify LENDER, without charge if SERVICER is at fault and otherwise at a rate equal, in SERVICER’S best and reasonable judgment, to the greater of its original charge for such processing or its direct and allocated indirect cost of such reprocessing. SERVICER agrees to provide, if necessitated by the nature of the data submitted, such evidence as LENDER may reasonably require which will verify the complete and proper execution of the corrections.

C.           SERVICER shall be entitled to cure at its own expense any error or omission in the performance of its duties under this Agreement by the reperformance of such duties to the extent such reperformance will reasonably eliminate or mitigate any losses to LENDER caused by such error or omission.

D.           Notwithstanding the form in which any legal or equitable action may be brought, whether in contract, tort, negligence, strict liability or otherwise, SERVICER’S liability, if any, arising out of or in any way related to any act or omission by SERVICER in connection with this Agreement or its services hereunder, including but not limited to errors solely due to SERVICER, its equipment, operators, programmers, or program, shall be limited to direct losses of principal and interest on rejected claims or otherwise resulting directly and solely from SERVICER’S negligence or willful misconduct. In the event a loan is rejected by a Guarantor directly or solely due to SERVICER’S negligence or willful misconduct, and SERVICER is unable to cure the loan within twelve (12) months of the final reject date, SERVICER shall reimburse LENDER for all principal and accrued interest loss thereon (including such loss during the period of non-guarantee) by the end of the thirteenth (13th) month following the final reject date, and the loan shall thereupon be assigned and transferred to SERVICER or its designee, and this shall be the sole and exclusive remedy of LENDER relating to such occurrences.

E.            Notwithstanding any other provision of this Agreement, SERVICER’S liability, if any, arising out of or in any way related to any act or omission by SERVICER in connection with any loans which (i) entered repayment status prior to the date that SERVICER assumes servicing responsibility, or (ii) have previously been cured following non-SERVICER servicing error, shall be limited to general money damages in an aggregate amount with respect to any Account not to exceed the amount paid for SERVICER’S services by LENDER with respect to such Account, and this shall be the sole and exclusive remedy of LENDER relating to such occurrences.

F.            SERVICER shall have no liability for its failure to comply with any law, rule, regulation or other requirement applicable to any of the serviced loans, including without limitation any change in any interpretation, claim reviews or enforcement policies, procedures or practices with respect thereto, (i) which was not articulated in writing or actually made known to SERVICER or the student loan servicing industry generally a reasonable period in advance of its implementation, (ii) which is inconsistent with general industry practices or prior Guarantor conduct or requirements unless and until SERVICER shall have been notified thereof and had a reasonable opportunity to comply with such new requirement and then only with respect to servicing performed after the date thereof (i.e. not on a retroactive basis with respect to servicing which has previously occurred based upon prior requirements), or (iii) during any period in which the Department and/or any Guarantor shall have indicated that it will not enforce any such requirement, even if such requirement may legally be in effect.

G.           In no event, regardless of SERVICER’S ability to reperform or cure any error, shall SERVICER be liable under any circumstances, (i) for any incidental, indirect, special, punitive or consequential damages, or (ii) for failure to provide services herein for reasons beyond its reasonable control, or (iii) for any violation of applicable law, regulation or other requirement under this Agreement, where SERVICER’S action or inaction was not negligent as determined by reference to legally relevant factors (including without limitation general industry standards in effect at such time), or (iv) for any losses, liabilities or expenses directly or indirectly arising in whole or in part from or relating to any Guarantor error, or (v) for any losses, liabilities or expenses directly or indirectly arising in whole or in part from or relating to any data transmission or electronic data interchange (EDI) failure or error not primarily due to SERVICER’S negligence, or (vi) for the uncollectibility or non-payment of any amounts payable on or with respect to Accounts serviced hereunder, or the failure of any Guarantor to pay any claim on a loan Account for any reason (including but not limited to the bankruptcy or insolvency of the Guarantor) except where the uncollectibility or failure to pay such claim is directly and solely as a result of SERVICER’S negligence or willful misconduct as provided hereinabove. These limitations on SERVICER’S liability and exclusion of damages are independent of any other remedy or provision herein and shall not be affected by SERVICER’S inability to reperform or cure any error or any failure of any other remedy or provision.

H.           SERVICER’S sole liability under or in connection with this Agreement or its services, whether in contract, tort, negligence, strict liability, pursuant to violation of statute or regulation, or under any other theory, shall be limited as provided in this Section 7 and Section 8, and the provisions hereof shall constitute the sole and exclusive remedy of LENDER for breaches hereof by SERVICER.

I.             No claim or action, regardless of form, arising out of or in any way related to any act or omission by SERVICER in connection with this Agreement or its services hereunder shall be brought by LENDER more than one year after LENDER discovers the act or omission by SERVICER giving rise to such claim or action. In the case of rejected claims filed by LENDER due to SERVICER negligence or willful misconduct, such one-year period shall commence at the end of the 13th month following the final reject date.

J.            The parties agree that the foregoing provisions shall survive the termination of this Agreement and have been reflected in the amount of the charges payable by LENDER to SERVICER for the Service, are an essential part of the basis for the bargain between the parties, and that SERVICER would not have entered into this Agreement but for such provisions.

8. Indemnification.

A.           If SERVICER or LENDER is required to appear in or is made a defendant in any legal action or other proceeding commenced by a borrower or other third party with respect to any loan Account for which services are provided hereunder, subject to the limitations contained in this Agreement, LENDER shall defend and indemnify SERVICER against, and hold it harmless from, all claims, losses, liabilities, and reasonable expenses (including reasonable attorneys’ fees) arising thereunder, unless and until a final judgment is entered by a court properly holding that the claim or action resulted directly and from the negligence or willful misconduct by SERVICER under this Agreement, in which case SERVICER shall thereafter defend and indemnify LENDER against, and hold it harmless from, all claims, losses, liabilities, and expenses (including reasonable attorneys’ fees) arising from such negligence or willful misconduct (subject to Section 7 above). In particular, without limiting the foregoing, it is understood that SERVICER shall be entitled to a defense and indemnity as provided above where a student alleges that he or she did not receive a proper education and/or was defrauded by the school or lender, or that a prior or subsequent servicer or collection agency committed any error or misconduct or violated any law or regulation.

B.           Notwithstanding the foregoing, SERVICER will further defend, indemnify and save LENDER harmless from and against any and all claims, losses and liability relating to (i) any infringement or threatened infringement of any patent, copyright trademark, trade secret or other proprietary rights of any third party, or (ii) any physical loss or damage to property of a third party, or (iii) any loss or damage arising from bodily injury, including death, when such loss or damage is caused by the negligent acts, omissions or intentional wrongdoing of SERVICER, its employees, subcontractors or agents and which arise out of the performance of this Agreement, provided that (a) LENDER gives SERVICER prompt written notice of any such claim of loss or damage and, (b) if such loss or damage involves claims by third parties, LENDER allows SERVICER to control, and reasonably cooperates with SERVICER in, any related defense and all related settlement negotiations.

9. Contingency Plan.

SERVICER shall maintain a reasonably comprehensive contingency plan for disaster recovery and continued servicing of the Accounts (the “Plan”) and allow LENDER to review such Plan at SERVICER’S site. Such review shall be no more frequently than on an annual basis or within sixty (60) days of implementing any material changes to the Plan.

SERVICER shall back-up its servicing system software and production data at least once each business day and maintain copies of such software and data at LENDER’S offices in San Diego, California and at a third-party storage facility.

SERVICER shall establish a de-conversion contingency plan with ACS Education Services, Inc. by March 31, 2007.

10. Financial and Administrative Responsibility.

A.           Each party hereto represents that it is currently in compliance with, and agrees to maintain its compliance with, all financial and administrative responsibility standards or requirements which may be established from time to time by the Department or any Guarantor for participation in the Title IV, Higher Education Act programs for which SERVICER provides services hereunder. Each party shall have the right to terminate this Agreement upon ninety (90) days’ written notice to the other in the event that the Department’s financial or administrative responsibility standards or requirements are hereafter changed and as a result such party does not thereafter satisfy such standards or requirements.

B.           SERVICER agrees to provide LENDER with annual consolidated audited financial statements, as soon as the same are made available to SERVICER during the term of this Agreement.

C.           SERVICER agrees to maintain, insurance of bonds and other insurance in full force and effect at all times during the term of this Agreement that meet the following requirements: (i) a fidelity bond (or direct surety bond) with a policy limit of not less than $10,000,000, a deductible of not more than $100,000 and per occurrence coverage of not less than $10,000,000; and (ii) an errors and omissions policy with a policy limit of not less than $10,000,000 in the aggregate per occurrence (with no per occurrence coverage minimum), and a deductible of not more than $100,000. A copy of the certificate of insurance for such policies shall be provided at LENDER’S request.

11. Audits; Certificate of Compliance.

SERVICER agrees to provide LENDER with (i) a copy of SERVICER’S annual SAS 70 servicer audit, the first of which will occur in 2007, without charge, and (ii) a copy of SERVICER’S Lender Audit Guide audit report, as required by the Department under the Act, at a prorated charge consistent with the manner charged by SERVICER generally to its other clients.

LENDER acknowledges that SERVICER shall have the right and obligation to cooperate fully with independent auditors, the Secretary of Education, the Department’s Inspector General, the Comptroller General of the United States, and any applicable Guarantor, LENDER’S banking institutions and audit firms, or their authorized representatives, in the conduct of audits, investigations, and program reviews with respect to LENDER or the Title IV, Higher Education Act programs administered by SERVICER for LENDER, as authorized by law. Furthermore, LENDER agrees to provide SERVICER with written notice and copies of all audit reports or findings (preliminary or final) relating to SERVICER’S administration of any aspect of such program for LENDER, as soon as such audit reports or findings are available to LENDER. LENDER further agrees to indemnify and hold SERVICER harmless from the cost of cooperating with, responding to or appealing any such audit report or finding (including any reasonable cost of an attestation engagement performed for any such response or appeal, attorneys’ fees and costs), unless such audit was caused by any SERVICER misconduct.

SERVICER will provide an annual certificate of compliance, signed by an authorized officer, stating, (a) A review of the SERVICER’s activities during the reporting period and of its performance under this Agreement has been made under such officer’s supervision and (b) To the best of such officer’s knowledge, based on such review, the SERVICER has fulfilled all of its obligations under this Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

12. Waiver of Jury Trial.

THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR ANY SUCH OTHER DOCUMENT OR AGREEMENT OR THE SERVICES AND TRANSACTIONS RELATED HERETO OR THERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT OR OTHERWISE.

13. Miscellaneous.

A.           All specifications, tapes, data cards, programs, forms and procedures used or developed by SERVICER in connection with this Agreement (except those supplied by LENDER) shall be and remain the sole property of SERVICER.

B.           All information belonging to LENDER shall be retained by SERVICER in confidence. SERVICER shall not use, make, and/or maintain a list of LENDERS Account names, addresses, and/or account numbers for any purpose other than fulfillment of its duties as SERVICER under this Agreement. Upon termination or expiration of this Agreement, SERVICER shall de-convert the loan Accounts as provided in Section 1.H above. This provision shall survive termination of this Agreement.

C.           This Agreement and its performance shall be governed by the internal laws of the State of California.

D.           This Agreement may not be assigned except to an entity succeeding to substantially all of the business or assets of the assigning party, with written notice to the other party; provided, however, that LENDER may collaterally assign its interest hereunder to an affiliate or to a trustee under an indenture pursuant to which the Lender or such affiliate incurs indebtedness (the “Trustee”). The Trustee shall be a third party beneficiary hereof, entitled to enforce the provisions of this Agreement against SERVICER.

E.            SERVICER reserves the right to change any part or all of the Service; provided, however, that such change shall not abrogate or in any way modify the substantive provisions of, and general duties of SERVICER under, this Agreement.

F.            LENDER agrees to provide SERVICER upon request with LENDER’S current financial statements and such other financial information as SERVICER may request from time to time.

G.           If either party is rendered unable, wholly or in part, to carry out its obligations under this Agreement (other than the payment of money) by reason of any act of God, civil disturbance, strike or labor unrest, breakdown or interruption of power or communications systems, computer or other equipment failure, failure of subcontractors or suppliers, or other circumstances or event outside such party’s reasonable control (whether or not similar to the foregoing), the obligations of such party shall be suspended to the extent thereof, and such party shall not be liable to the other party for any non-performance hereunder or incomplete performance as a result of such occurrence, and in any case SERVICER shall undertake all reasonable and necessary actions to restore servicing operations as quickly as possible.

H.           This Agreement supersedes any prior agreement and contains the entire agreement of the parties on the subject matter hereof. No other agreement, statement or promise made by any party to any employee, officer or agent of the other party to this Agreement, or any other person, that is not in writing and signed by both parties to this Agreement, shall be binding upon them. No waiver, alteration or modification of the Agreement shall bind SERVICER or LENDER unless in writing and duly executed by SERVICER and LENDER.

I.             In the event any Account is transferred off SERVICER’S servicing system, whether in connection with a termination or expiration of this Agreement, a sale of Accounts, or otherwise, unless otherwise expressly provided herein or agreed in writing at the time of such transfer off, LENDER agrees to pay SERVICER the de-conversion and file preparation and shipping fees agreed to from time to time between SERVICER and LENDER.

J.             Any notice required under this Agreement shall be in writing and shall be effective upon personal delivery or facsimile transmission or upon receipt after being sent by Federal Express or mailed by registered or certified mail, return receipt requested, postage pre-paid, addressed as follows: if to SERVICER, at CLC Servicing, 710 Commerce Drive, Woodbury, Minnesota 55125 Attention: David Hawn, President of CLC Servicing, or if to LENDER, at the address for LENDER set forth in SERVICER’S records for delivery of reports hereunder. Each party may specify a different address by sending to the other written notice of such different address as provided herein.

K.           The section captions in this Agreement are for convenience only and will not be deemed part of this Agreement or used in the interpretation thereof. Both parties and their counsel have participated in the preparation, drafting and negotiation of this Agreement. Accordingly, this Agreement shall be construed according to its fair language and any ambiguities shall not be resolved against either party as the drafting party.

L.           The invalidity, illegality or unenforceability of any provision or term of this Agreement in any instance shall not affect the validity or enforceability of such provision in any other instance or the validity or enforceability of any other provision, and each such provision shall be enforced to the fullest extent possible.

M.          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

14. SERVICER Representations and Warranties.

SERVICER hereby represents and warrants to LENDER the following:

(i)

SERVICER is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly qualified or licensed to do business and in good standing under the laws of each jurisdiction -where the performance of, and consummation of the transactions contemplated by, this Agreement requires it to be so qualified or licensed. SERVICER is eligible as a third party servicer to service LENDER’S loans under the Higher Education Act and applicable Guarantor Rules and Regulations.

(ii)

SERVICER has full power and authority under its organizational documents to execute and deliver this Agreement and to perform its obligations under, and consummate the transactions contemplated by this Agreement.

(iii)

This Agreement has been duly authorized, executed and delivered by SERVICER and constitutes a valid, legal and binding agreement of SERVICER, enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy or insolvency laws and by general principles of equity. Neither the execution, delivery or performance by SERVICER of this Agreement will conflict with or result in a breach or violation of or default under any of (i) organizational documents of SERVICER, (ii) any laws applicable to SERVICER in effect as of the date hereof affecting the Accounts, (iii) any judgment, order, injunction, award or decree of any court, agency or authority, or (iv) any contract, instrument, or agreement to which it is a party or may be subject.

(iv)

SERVICER owns or has the right to use the Services including any databases, output formats, computer systems, software, know-how, technologies, and processes used by it to perform its obligations hereunder, and such property does not and will not infringe upon or violate any patent, copyright, or other proprietary rights of any third party.

(v)

There is no legal action, claim, proceeding, investigation, or controversy pending or to the best of SERVICER’S knowledge threatened against it, which would materially and adversely affect its ability to perform its obligations under this Agreement.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

Executed as of the day and year first above written.

CLC Servicing By: /s/ David Hawn Name: David Hawn Title: President	College Loan Corporation By: /s/ Cary Katz Name: Cary Katz Title: Chief Executive Officer

EXHIBIT A

ORIGINATION SERVICES

Consolidation Loan Origination Servicing Goals

SERVICER shall ensure compliance with the Rules and Regulations governing the FFEL Program in performing the following application processing and loan origination services for LENDER:

•	Open, date-stamp, scan and image incoming mail.
•	Manually enter or electronically process all application and related documents into the Loan Origination System.
•	Validate applications for completeness and accuracy.
•	Attempt to obtain information for incomplete applications by telephone, email or U.S. Mail.
•	Transmit loans to the Guarantor and receive approved/rejected loans. Resolve or cancel rejected guarantee requests.
•	Obtain school certification as required under the rules and regulations governing the Program.
•	Process loan cancellations and refunds from schools or borrowers.
•	Disburse loan proceeds as scheduled by Lender and/or schools and in accordance with the rules and regulations governing the Program.
•	Transfer loan files to the appropriate loan servicer.
•	Perform Guarantor reporting on behalf of the Lender and in compliance with the applicable Guarantor program requirements.
•	Borrower files will be secured and fire protected to the degree it will not obstruct processing during the Origination process.
•	Respond to telephone and written inquiries from borrowers and schools.
•	All other origination activities required of a lender under the HEA and Guarantor Regulations within the scope of Servicer’s responsibilities hereunder.
•	Ensure that all required guarantees are obtained and maintained.

EXHIBIT B

POST-ORIGINATION SERVICES

SERVICER shall ensure compliance with the Rules and Regulations governing the FFEL Program in performing the following interim and repayment servicing functions for LENDER:

•	Receive and load disbursed loan records onto loan servicing system from loan origination system. Establish quality control measures to ensure that all loan records are properly accounted for.
•	Conduct a promissory note examination as directed by LENDER.
•	Generate a receipt of loans received to loan originator.
•	Work with borrower, school and/or lender to resolve any incomplete or invalid promissory notes or incomplete electronic loan records.
•	Seek and process enrollment data from National Student Loan Clearinghouse and other sources on a schedule as defined by Program Regulations.
•	Convert loans into repayment in accordance with Program requirements.
•	Generate and mail borrower repayment disclosure.
•	Perform all required due diligence activities (including phone calls, letters, final demand notices, skip tracing, request for pre-claims assistance and claim filing).
•	Submit quarterly LaRs reporting to U.S. Department of Education.
•	Meet all guarantor and NSLDS reporting requirements.
•	Ensure timely processing of borrower payments.
•	Support all Program sanctioned repayment plans and deferment and forbearance options.
•	Record-keeping and accounting functions are performed as part of the Service. A series of monthly reports shall be provided to LENDER regarding the status of its loans.

EXHIBIT C

NOTE EXAMINATION ELECTION

LENDER hereby makes the following election with respect to any Note Examination or other document examination to be performed by SERVICER in connection with loan files to be serviced by SERVICER hereunder:

SERVICER ENCOURAGES ALL LENDERS TO HAVE A NOTE EXAMINATION PERFORMED UPON ALL NON-SERVICER ORIGINATED FILES TO BE DELIVERED TO SERVICER FOR SERVICING, SO AS TO MINIMIZE TO THE EXTENT POSSIBLE THE LIKELIHOOD OF LOSSES OR OTHER SERVICING PROBLEMS WHICH MAY RESULT FROM MISSING OR INADEQUATE LOAN DOCUMENTATION. IF LENDER ELECTS NOT TO HAVE A NOTE EXAMINATION, LENDER THEREBY AGREES TO ACCEPT FULL RESPONSIBILITY FOR ANY LOSSES OR SERVICING ERRORS WHICH RESULT IN WHOLE OR IN PART FROM MISSING OR INADEQUATE LOAN DOCUMENTATION. NOTWITHSTANDING LENDERS ELECTION, SERVICER’S LIABILITY FOR ANY LOSSES ARISING FROM ITS FAILURE TO DETECT MISSING, INCOMPLETE INACCURATE, OR ERRONEOUS DATA OR DOCUMENTS SHALL BE SUBJECT TO THE LIABILITY LIMITATIONS SPECIFIED IN SECTIONS 1.F AND 7 OF THE SERVICING AGREEMENT.

FULL NOTE EXAMINATION If LENDER has elected Full Note Examination, SERVICER agrees to undertake a general review in accordance with standard industry practice of the loan documentation listed on note examination checklists to be generated by SERVICER and approved by LENDER. By undertaking such review, however, SERVICER does not guarantee or assure the genuineness, accuracy, completeness or compliance of such documentation with any contract or with applicable law and regulation.

ABBREVIATED NOTE EXAMINATION If LENDER has elected Abbreviated Note Examination, SERVICER agrees to undertake a general review in accordance with standard industry practice of the loan documentation listed for the categories of data selected by LENDER from note examination checklists to be generated by SERVICER and approved by LENDER. By undertaking such review, however, SERVICER does not guarantee or assure the genuineness, accuracy, completeness or compliance of such documentation with any contract or with applicable law and regulation. LENDER acknowledges and agrees that it shall be responsible for any losses or servicing errors which result in whole or in part from missing or inadequate loan documentation which might have been discovered in a Full Note Examination.

NO NOTE EXAMINATION By electing and instructing SERVICER not to undertake any Note Examination or other document examination prior to commencing servicing, LENDER acknowledges and agrees that LENDER assumes the risk and full responsibility for missing or inadequate loan documentation and for any losses or servicing errors that might have been avoided had a Full Note Examination been undertaken, and agrees that SERVICER shall not be liable under any circumstances for any such losses or servicing errors.

EXHIBIT D

BLANKET CURE TERMS

The following Blanket Cure Terms shall apply between LENDER and SERVICER when in the course of its servicing, SERVICER submits claims to Guarantors which are rejected by the Guarantor for servicing errors which occurred prior to SERVICER’S servicing or for which SERVICER is otherwise not liable under the Servicing Agreement.

1.	Cure Services for Rejected Account(s)

A.    For any Account rejected by the Guarantor in whole or in part because of servicing error which occurred prior to SERVICER’S servicing or for which SERVICER is otherwise not liable under the Servicing Agreement, SERVICER and/or an outside collection agency selected by SERVICER will attempt to reinstate the guaranty (cure) on the Account under the terms and conditions specified below and for the fees specified herein.

B.	Cure services shall generally include.
(1)	Using best efforts to locate the borrower in the event the borrower’s address is invalid;
(2)	Upon location, certifying, in a manner acceptable to the Department and the applicable Guarantor, that the borrower has been located in the event a “locate cure” is required;
(3)	Performing all written and telephone contacts as required for locate cure by the Department and the Guarantor necessary to claim file the Account with the Guarantor; and/or
(4)	Using best efforts to cause the borrower to make one full payment or return a signed repayment obligation (RO) in the event a “payment or RO cure” is required.

C.    SERVICER will use best efforts to undertake such cure services within 30 days of receipt of a rejected Account. If SERVICER is unable to cure the Account within an approximate 45-day period following commencement of cure services, or if SERVICER in its sole judgment determines not to attempt to cure the Account itself, SERVICER will place the Account with a 1st placement” outside collection agency for a period generally not longer than 180 days. If the “1st placement” collection agency is unable to cure the Account within the specified time frame, SERVICER will then place the Account with a “2nd placement” collection agency for a period generally not longer than 270 days. If the “2nd placement” collection agency is unable to cure the Account within the specified time frame, SERVICER will then place the Account with a “3rd placement” collection agency for a period generally not longer than an additional 270 days. Following placement with any outside collection agency, SERVICER shall only be responsible for administrative services in interfacing with such agency on the Accounts involved. SERVICER shall not have any responsibility for training or otherwise supervising the outside collection agency or its personnel.

D.    For the cure services specified herein, LENDER shall pay to SERVICER a fee for each Account cured as agreed to from time to time between SERVICER and LENDER.

E.    If LENDER wishes SERVICER to arrange on LENDERS behalf for additional collection agency services on rejected Accounts for which no cure is successfully accomplished hereunder, the terms applicable thereto are set forth in Exhibit D-1. If no Exhibit D-1 is attached, SERVICER shall not provide such services.

2. Limitations on SERVICER’S Liability

A.

LENDER acknowledges that in placing Accounts with outside collection agencies, SERVICER is merely providing an administrative service to LENDER. Accordingly, SERVICER does not guarantee the success of its or any outside collection agency’s cure efforts and shall not otherwise be responsible for the failure of any cure efforts to reinstate or obtain payment of any Account. SERVICER makes no warranties or representations, expressed or implied, regarding the cure services or the outside collection agencies used.

B.

Subject to the provisions set forth herein, in the event of any error by SERVICER for which SERVICER would be liable under the Servicing Agreement, SERVICER shall be responsible only for reperformance of any cure activity or erroneous processing to the extent practicable and necessary without charge to LENDER. With respect to cure services under this Exhibit, SERVICER shall not otherwise be liable for damages or other monetary relief except in the case of SERVICER’S gross negligence or willful misconduct.

C.

SERVICER shall not under any circumstances, regardless of any failure of the foregoing remedies, be liable for (i) the error or misconduct of any outside collection agency, or (ii) for losses or damages caused by circumstances or events beyond SERVICER’S reasonable control, or (iii) for any special, indirect, incidental, punitive, or consequential damages of any nature.

3. Exclusions and De-conversion

LENDER hereby gives approval for SERVICER to undertake the cure services outlined in Section 1 of this Exhibit on Accounts with a principal balance outstanding (PBO) of $500 or greater. Accounts with PBO’s less than the aforementioned amount or Accounts which are not successfully cured within the time frames described above will be de-converted for the fees specified in the Servicing Agreement.

4. Incorporation by Reference The terms of the Servicing Agreement are incorporated herein by reference and shall be applicable to the cure services contemplated by this Exhibit, to the extent not inconsistent with or contrary to any provision herein.

EXHIBIT E

PLUS CREDIT REVIEW SERVICES TERMS

SERVICER shall provide the following PLUS Credit Review Services, subject to all of the terms and conditions of the Servicing Agreement to which this Exhibit E is attached.

1. Definitions

A.           As used herein the following words shall have the meanings respectively indicated:

“Adverse Credit” or “Adverse Credit history” means that the credit history of an applicant reflects any condition or event which would at the time of such Loan Application disqualify the Applicant from eligibility for a PLUS Loan under the Higher Education Act or any applicable Guarantor Regulations. As of the effective date hereof, each of the following is understood to be a disqualifying Adverse Credit item which will be identified by SERVICER on its credit review reports:

(a)          any account or debt shown on the Applicant’s credit report is ninety (90) or more days delinquent as of the date of the credit report; or

(b)          (b) at any time during the five (5) years preceding the date of the credit report, the Applicant has been the subject of a default determination, bankruptcy discharge, foreclosure, repossession, tax lien, wage garnishment, or write- off of a Higher Education Act, Title IV debt.

“Applicant” means an individual who has submitted a Loan Application to LENDER.

“Borrower” means an individual who is the maker or co-maker of a promissory note and who obtains a PLUS Loan from LENDER in accordance with the Higher Education Act and any applicable Guarantor Regulations.

“Educational Institution” means any institution of postsecondary education which is an “eligible institution” under the Higher Education Act and is eligible under any applicable Guarantor Regulations.

“Loan Application” means the application for a PLUS Loan, which application must be executed by a prospective Borrower, certified by an Educational Institution, and accepted by LENDER.

“PLUS Loan” means a loan made under the Federal PLUS Program established under the Higher Education Act.

“Servicing Agreement” shall mean the Servicing Agreement between SERVICER and LENDER to which these PLUS Credit Review Services Terms are attached, or to which they relate.

B.           Any other capitalized terms used herein shall have the same meanings as set forth in the Servicing Agreement, unless the context otherwise requires.

2. Credit Review Services

A.           SERVICER and LENDER hereby agree to a PLUS credit review services arrangement whereby—

(1)	LENDER agrees to make PLUS Loans to individuals eligible to be Borrowers pursuant to the terms of the Higher Education Act and any applicable Guarantor Regulations;
(2)

SERVICER agrees to act as an agent of LENDER for the receipt, evaluation, handling and maintenance of certain PLUS Loan credit information on behalf of LENDER, in order to assist LENDER in making decisions with respect to the approval or denial of PLUS Loans consistent with the terms of the Higher Education Act and any applicable Guarantor Regulations; and

(3)

LENDER makes the final lending decision, in accordance with the procedures established herein and such credit history appeal processes (relating to credit report errors or extenuating circumstances) as may be further determined by LENDER.

B.           SERVICER agrees to provide the following credit review services on behalf of LENDER:

(1)

Review Loan Applications for information required by credit bureaus for performing a credit check. In this regard, LENDER shall assure that all Loan Applications with co-Applicants shall include the social security number of each Applicant. LENDER or the Educational Institution of the Applicant(s) will be contacted if additional information is required.

(2)	Generate and submit to a national credit bureau appropriate Applicant information for the purpose of obtaining credit information for each Applicant.
(3)

Receive and evaluate a credit report from a national credit bureau for each Applicant. SERVICER shall be entitled to rely upon all information given to SERVICER by a national credit bureau and shall not be liable or responsible in any manner for any inaccuracy or error contained in the credit report obtained by SERVICER on LENDER’S behalf from a national credit bureau.

(4)	Identify each Applicant for a PLUS Loan who does not have an Adverse Credit history by generating and providing to LENDER a disbursement report related to loan origination.
(5)

Identify each Applicant for a PLUS Loan who has an Adverse Credit history by generating and providing to LENDER a credit review report which: a) Lists the name, address, and social security number of each Applicant who has an Adverse Credit history; b) Lists the Adverse Credit factors found on the Applicant’s credit bureau report which, absent extraordinary circumstances, require credit denial; and c) Provides the name and address of the credit bureau accessed for the Adverse Credit history information.

(6)

Generate and mail to the Applicant an “adverse action” letter on behalf of LENDER and in LENDER’S name with respect to each Applicant who has been identified as having an Adverse Credit history, within 30 days after SERVICER receives a completed Loan Application from LENDER and the credit bureau report and otherwise comply with the Equal Credit Opportunity Act (ECOA) and Regulation B thereunder to the extent applicable to SERVICER’S services.

(7)

Upon request by LENDER from time to time, return the original or a copy of each Loan Application processed by SERVICER (other than electronically transmitted Loan Applications, which will not be transmitted to LENDER) for which an Adverse Credit history exists, and other information in SERVICER’S possession regarding its review of such Loan Application.

(8)	Maintain accurate books and records of all transactions hereunder, including Adverse Credit history reports of Applicants processed for LENDER hereunder.

C.           LENDER agrees that, with respect to all PLUS Loans processed under these PLUS Credit Review Services Terms, it will:

(1)	Assure that all information set forth in Loan Applications and all other information provided to SERVICER in connection with the performance of its services hereunder is accurate and complete.
(2)	Be responsible for handling and evaluating all appeals of credit denial.

(3)

Communicate, if appropriate after the credit denial appeal process is completed, its approval of a Loan Application to SERVICER for each Applicant which SERVICER previously identified as possessing an Adverse Credit history by submitting a letter attached to the Loan Application (or a copy of the Loan Application) requesting the PLUS Loan to be guaranteed, due to error or other extenuating circumstances relating to the original credit information obtained by SERVICER on LENDERS behalf, and properly documenting such error correction or other extenuating circumstances.

D.           Nothing contained in these PLUS Credit Review Services Terms shall make SERVICER a loan production office or a holder or originator of any PLUS Loan, the application of which has been processed hereunder. LENDER acknowledges that it has sole authority and responsibility for the decision to approve or deny PLUS Loans hereunder.

3. Liability Limitations

In performing its PLUS Loan credit review services and other Loan Application processing functions, SERVICER shall only be liable for its own gross negligence or intentional misconduct. SERVICER shall have no responsibility for the inaccuracy or incompleteness of any Loan Application or credit bureau report or the information contained thereon, or for any credit decision made by the Lender. Subject to the foregoing, the provisions of the Servicing Agreement limiting SERVICER’S liability are also hereby incorporated by reference and shall be binding between the parties hereto with respect to the PLUS Loan credit review services and other matters contemplated herein.

4. Incorporation by Reference

The terms of the Servicing Agreement are incorporated herein by reference and shall be applicable to the PLUS Loan credit review services, to the extent not inconsistent with or contrary to any provision herein. In the event of any conflict, the terms of this Exhibit shall prevail.